EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in Post-Effective Amendment No. 3 to the Registration Statement (Form S-8, No. 2-64813), Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 33-10937), Registration Statement (Form S-8, No. 33-35514), Registration Statement (Form S-8, No. 33-73026), Registration Statement (Form S-8, No.333-77735), Registration Statement (Form S-8, No. 333-91067), Registration Statement (Form S-3, No. 333-84618), Registration Statement (Form S-8, No. 333-85588), Registration Statement (Form S-8, No. 333-85590), Registration Statement (Form S-3, No. 333-96921), Registration Statement (Form S-8, No. 333-114854), Registration Statement (Form S-8, No. 333-115376), and Registration Statement (Form S-4, No. 333-117526) of Trinity Industries, Inc. and in the related Prospectuses of our report dated February 20, 2004, except for Note 19 as to which the date is July 16, 2004, with respect to the consolidated financial statements of Trinity Industries, Inc. included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.

November 29, 2004
Dallas, Texas